COMDIAL CORPORATION AND SUBSIDIARIES

                                                                     EXHIBIT 11

             SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE


                                                            Years Ended December 31,
                                                           1998           1997          1996
                                                     -----------     ----------    ----------
BASIC
Net income applicable to common shares:              $17,154,000     $5,719,000    $1,809,000
                                                     ===========     ==========    ==========

Weighted average number of common
    shares outstanding during the period               8,794,584      8,654,466     8,478,883
Add - Contingency shares                                  42,017         29,324         5,388
        Deferred shares                                    6,756              -             -
                                                     -----------     ----------    ----------
Weighted average number of shares used in cal-
    culation of basic earnings per common share        8,843,357      8,683,790     8,484,271
                                                     ===========     ==========    ==========

Basic earnings per common share:                           $1.94          $0.66         $0.21
                                                     ===========     ==========    ==========

DILUTED

Net income applicable to common shares - basic       $17,154,000     $5,719,000    $1,809,000
                                                     ===========     ==========    ==========
Weighted average number of shares used in cal-
    culation of basic earnings per common share        8,843,357      8,683,790     8,484,271
Add (deduct) incremental shares representing:
    Shares issuable based on period-end market
       price or weighted average price:
       Stock options                                     237,713         83,563       183,370
                                                     -----------     ----------    ----------
Weighted average number of shares used in calcula-
    tion of diluted earnings per common share          9,081,070      8,767,353     8,667,641
                                                     ===========     ==========    ==========
Diluted earnings per common share                          $1.89          $0.65         $0.21
                                                     ===========     ==========    ==========
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